Exhibit 10.60

THIS NOTE, AND THE OBLIGATIONS OF DEBTOR HEREUNDER, ARE, AND SHALL BE SUBORDINATED TO THE OBLIGATIONS OF MAKER TO SUMMIT CREDIT UNION (THE “BANK”).

SUBORDINATED PROMISSORY NOTE

Principal Amount: $50,000.00	Milwaukee, Wisconsin
September 26, 2023

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Sprecher Brewing Company, LLC, a Wisconsin limited liability company (the “Maker”), hereby unconditionally promises to pay to the order of Kona Gold Beverage, Inc., a Delaware corporation (“Payee”) a total principal amount of Fifty Thousand and 00/100 Dollars ($50,000.00), together with all accrued interest thereon, as provided in this Subordinated Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means one percent (1%) per annum.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Milwaukee, Wisconsin are authorized or required by law to close.

“Default” means any of the events specified in Section 5 which constitutes an event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 5 would, unless cured or waived, become an event of Default.

“Default Rate” means, at any time, the Applicable Rate plus three percent (3%).

“Maturity Date” means either (a) January 15, 2024 or (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

This Note is issued pursuant to the Asset Purchase Agreement between Maker and Payee dated September 26, 2023 (the “Purchase Agreement”). Any terms not defined in this Note have the definitions set forth in the Purchase Agreement.

1

2. Maturity Date. The outstanding principal and interest under this Note shall be due and payable on January 15, 2024.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the principal amount outstanding under this Note, from time to time, shall bear interest at the Applicable Rate from the date of this Note until the Note is paid in full.

3.2 Default Interest. If any amounts payable hereunder are not paid when due, such overdue amount shall bear interest at the Default Rate.

4. Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by cashier’s check, certified check or wire transfer of immediately available funds to the Payee’s account at a bank specified by the Payee in writing to the Maker from time to time.

5. Events of Default. The occurrence of any of the following shall constitute an event of Default hereunder:

5.1 Failure to Pay. The Maker fails to pay any amount due hereunder within thirty (30) days from the date due.

5.2 Insolvency. If the Maker shall:

(a) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(b) consent to the appointment of a receiver of the whole or any substantial part of its property; or

(c) be adjudicated as bankrupt.

6. Remedies. Upon the occurrence of an event of Default that continues for more than thirty (30) calendar days, the Payee may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law.

7. Subordination. All obligations, indebtedness and other liabilities of the Maker under or in respect of this Note are subordinated and junior in right of payment to all currently existing and future obligations, indebtedness and other liabilities owed by Maker to the Bank.

8. Right of Setoff. Maker has a Right of Setoff pursuant to the Asset Purchase Agreement which is incorporated by reference.

2

9. Miscellaneous.

9.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to the addresses set forth in the Purchase Agreement.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

9.2 Governing Law. This Note, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, shall be governed by the laws of the State of Wisconsin.

9.3 Submission to Jurisdiction. The Parties hereby irrevocably and unconditionally (i) agree that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the state or federal courts located in Milwaukee County, Wisconsin and (ii) each party submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

9.4 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

[SIGNATURES ON NEXT PAGE]

3

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first above written.

SPRECHER BREWING COMPANY, LLC
By:
Name:
Title:	President

SIGNATURE PAGE TO PROMISSORY NOTE